Exhibit 4.1
CUSIP 86768K 10 6

THE CERTIFICATE ALSO EVIDENCES AND ENTITLES THE HOLDER HEREOF TO CERTAIN RIGHTS AS SET FORTH IN A RIGHTS AGREEMENT BETWEEN SUNRISE SENIOR LIVING, INC. (THE “COMPANY”) and AMERICAN STOCK TRANSFER AND TRUST COMPANY THE “RIGHTS AGENT”) DATED AS OF APRIL 24, 2O06 AS THE SAME MAY BE AMENDED FROM TIME TO TIME (THE “Rights Agreement”), THE TERMS Of WHICH ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL. EXECUTIVE OFFICES OF THE COMPANY. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, SUCH RIGHTS SHALL BE EVIDENCED BY SEPARATE CERTIFICATES AND SHALL NO LONGER BE EVIDENCED BY THIS CERTIFICATE. THE COMPANY SHALL MAIL TO THE HOLDER OF THIS CERTIFICATE A COPY OF THE RIGHTS AGREEMENT AS IN EFFECT ON THE DATE OF MAILING WITHOUT CHARGE AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR. UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS ISSUED TO, OR HELD BY, ANY PERSON WHO IS. WAS OR BECOMES AN ACQUIRING PERSON OR ANY AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, MAY BECOME NULL AND VOID. SUNRISE SENIOR LIVING, INC. THE CORPORATION IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OR SERIES OF STOCK, THE CORPORATION Will FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS A STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR Restrictions OF SUCH PREFERENCES AND/OR RIGHTS. THE following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM — as tenants in common UNIF GIFT MIN ACT — Custodian TEN ENT — as tenants by the ENTIRETIES (Cust) (Minor) JT TEN — as Joint tenants with right of under Uniform Gifts to Minors — survivorship and not as tenants in common ACT (State) Additional abbreviations may also be used though not in the above list. For value received, hereby sell, assign and transfer unto Please insert social security or other Identifying number OF assignee (PLEASE print OR TYPEWRITE NAME AND address, INCLUDING ZIP code OF ASSIGNEE) shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution In the premises. Dated Notice: THE Signature to this assignment must correspond with The name as written upon the face Of the certificate iN EVERy particular, WITHOUT ALTERATION OR ENLARGEMENT OR any CHANgE WHATEVER. Signature(S) GUARANTEED: The SIGNATURE(s) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDlT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15. KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.